SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2002

Waters Instruments, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-1388	41-0832194
(Commission File Number)	(IRS Employer
Identification No.)

13705 26th Avenue North

Suite 102

Plymouth, Minnesota  55441

(Address of Principal Executive Offices and Zip Code)

763-551-1125

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4.                    Changes in Registrant’s Certifying Accountant.

On October 15, 2002 the board of directors (the “Board”) of Waters Instruments, Inc. (the “Company”), at the recommendation of its audit committee, dismissed McGladrey & Pullen, LLP (“McGladrey”) as the Company’s independent public accountants and engaged PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent public accountants for the fiscal year 2003.

McGladrey’s reports on the financial statements of the Company for each of the years ended June 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.   During the years ended June 30, 2002 and 2001 and through October 15, 2002, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to McGladrey’s satisfaction, would have cause it to make reference to the subject matter of the disagreement in connection with their report on the Company’s consolidated financial statements for such years.

The Company provided McGladrey with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of McGladrey’s letter, dated October 16, 2002 and addressed to the Securities and Exchange Commission, stating its agreement with the statements contained in such disclosures.

During the years ended June 30, 2002 and 2001 and through the date of the Board’s decision to engage PwC, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

The decision to change accountants was recommended and approved by the Audit Committee of the Company’s Board of Directors.

Item 7.                    Financial Statements and Exhibits

(a)           Financial statements of businesses acquired:

Not Applicable.

(b)           Pro forma financial information:

Not Applicable.

(c)           Exhibits:

See Exhibit Index on page following Signatures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 17, 2002

WATERS INSTRUMENTS, INC.

By	/s/ Jerry W. Grabowski
Jerry W. Grabowski, President and
Chief Executive Officer

EXHIBIT INDEX

Waters Instruments, Inc.
Form 8-K Current Report

Exhibit Number	Description

16	Letter from McGladrey & Pullen, LLP